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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 19, 1999, in the Registration Statement on Form SB-2 as amended, of Studio City Holding Corporation (No. 333-62551) filed with the Securities and Exchange Commission, and the related Prospectus contained therein.


/s/ Peel, Schatzel & Wells, P.A.

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Peel, Schatzel & Wells, P.A.
St. Petersburg, Florida

April 29, 1999